EXHIBIT 99.2
Unaudited Pro Forma Consolidated Condensed Financial Statements

Introduction

On June 30, 2021, the Company entered into a Membership Interest Purchase Agreement (the "Purchase Agreement") with Sapphire TopCo, Inc. (“Buyer”) under which the Company transferred 100% of the equity interests of InTelCo Management LLC (“InTelCo”) to the Buyer (the “Sale”) effective as of 12:01am on July 1, 2021. In connection with the Sale, the Company contributed approximately $398 million of cash to InTelCo. Because subsidiaries of InTelCo are the obligors for the Company's asbestos-related liabilities and policyholders of related insurance assets, the rights and obligations related to these items transferred upon completion of the Sale. In addition, pursuant to the Purchase Agreement, Buyer and InTelCo indemnify the Company and its affiliates for asbestos-related liabilities and other product liabilities as more specifically described in the Purchase Agreement. This indemnification obligation with respect to Asbestos-Related Liabilities (as such term is defined in the Purchase Agreement) is not subject to any cap or time limitation. Following the completion of the transfer, the Company no longer has any obligation with respect to previously recorded asbestos-related liabilities or rights with respect to the related insurance assets. As such, effective as of closing, InTelCo has been deconsolidated from the financial results of the Company.

The unaudited pro forma financial information was prepared utilizing our historical financial data derived from the interim consolidated financial statements included in our Quarterly Report on Form 10-Q for the period ended April 3, 2021, which was filed with the Securities and Exchange Commission on May 7, 2021, and from the audited consolidated financial statements for the year ended December 31, 2020 included in our Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on February 19, 2021. The pro forma adjustments are described in the notes to the unaudited pro forma information and are based upon available information and assumptions that we believe are reasonable.

The unaudited pro forma financial information is for informational purposes only and is not necessarily indicative of what our financial performance and financial position would have been had the transaction been completed on the dates assumed, nor is such unaudited pro forma financial information necessarily indicative of the results to be expected in any future period.

EXHIBIT 99.2
ITT INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEETS
(IN MILLIONS)

	April 3, 2021 As Reported	InTelCo Divestiture (a)	Other Adjustments (b)	April 3, 2021 Pro Forma
Assets
Current assets:
Cash and cash equivalents	$780.2	$(398.0)	$150.0	$532.2
Receivables, net	546.3			546.3
Inventories, net	374.7			374.7
Other current assets	190.8	(91.0)		99.8
Total current assets	1,892.0	(489.0)	150.0	1,553.0
Plant, property and equipment, net	501.2			501.2
Goodwill	933.4			933.4
Other intangible assets, net	100.3			100.3
Asbestos-related assets	330.8	(330.8)		—
Deferred income taxes	156.3	(116.7)		39.6
Other non-current assets	265.7			265.7
Total non-current assets	2,287.7	(447.5)		1,840.2
Total assets	$4,179.7	$(936.5)	$150.0	$3,393.2
Liabilities and Shareholders’ Equity
Current liabilities:
Commercial paper and current maturities of long-term debt	$61.2		$150.0	$211.2
Accounts payable	327.0	(0.1)		326.9
Accrued liabilities	438.3	(91.3)		347.0
Total current liabilities	826.5	(91.4)	150.0	885.1
Asbestos-related liabilities	818.3	(818.3)		—
Postretirement benefits	222.8			222.8
Other non-current liabilities	204.2			204.2
Total non-current liabilities	1,245.3	(818.3)		427.0
Total liabilities	$2,071.8	$(909.7)	$150.0	$1,312.1
Total ITT Inc. shareholders’ equity	2,106.1	(26.8)		2,079.3
Noncontrolling interests	1.8			1.8
Total shareholders’ equity	2,107.9	(26.8)		2,081.1
Total liabilities and shareholders’ equity	$4,179.7	$(936.5)	$150.0	$3,393.2

EXHIBIT 99.2
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended April 3, 2021			Twelve Months Ended December 31, 2020
	As Reported	InTelCo Divestiture (c)	Pro Forma	As Reported	InTelCo Divestiture (c)	Pro Forma
Revenue	$698.4		$698.4	$2,477.8		$2,477.8
Costs of revenue	469.4		469.4	1,695.6		1,695.6
Gross profit	229.0		229.0	782.2		782.2
General and administrative expenses	52.1		52.1	200.7		200.7
Sales and marketing expenses	36.7		36.7	146.5		146.5
Research and development expenses	24.3		24.3	84.9		84.9
Asbestos-related costs (benefit), net	2.4	(2.4)	—	66.3	(94.9)	(28.6)
Other operating expenses	3.6		3.6	57.3		57.3
Operating income	109.9	2.4	112.3	226.5	94.9	321.4
Interest and non-operating (income) expenses, net	(1.3)	0.1	(1.2)	141.3	0.3	141.6
Income from continuing operations before income tax expense	111.2	2.3	113.5	85.2	94.6	179.8
Income tax expense	24.7	0.5	25.2	15.3	118.8	134.1
Less: Income attributable to noncontrolling interests	0.3		0.3	1.4		1.4
Income from continuing operations, net of tax attributable to ITT Inc.	$86.2	$1.8	$88.0	$68.5	$(24.2)	$44.3

Earnings per share from continuing operations attributable to ITT Inc.:
Basic earnings per share	$1.00	$0.02	$1.02	$0.79	$(0.28)	$0.51
Diluted earnings per share	$0.99	$0.02	$1.01	$0.78	$(0.27)	$0.51

Weighted average common shares – basic	86.3	86.3	86.3	86.7	86.7	86.7
Weighted average common shares – diluted	86.9	86.9	86.9	87.3	87.3	87.3

EXHIBIT 99.2
Notes to Unaudited Pro Forma Consolidated Condensed Financial Information
(Millions of Dollars)

Note 1. Basis of Presentation

The pro forma consolidated condensed balance sheet and statements of operations have been derived from the historical consolidated condensed balance sheet and statements of operations of ITT Inc. as adjusted to give effect to the sale of InTelCo. The pro forma consolidated condensed balance sheet gives effect to the sale as if it occurred on April 3, 2021, which was the last day of ITT Inc.’s 2021 first fiscal quarter. The pro forma consolidated condensed statements of operations for the three months ended April 3, 2021 and the year ended December 31, 2020 give effect to the sale as if it occurred on January 1, 2020.

Note 2. Sale Transaction

Pursuant to the sale agreement, ITT Inc. contributed $398 to the InTelCo entities and 100% of the equity interests of InTelCo were transferred to the Buyer, and Buyer and InTelCo indemnify ITT for all asbestos-related and other product liabilities. Following the completion of the transfer, the Company no longer has any obligation with respect to previously recorded asbestos-related liabilities or rights with respect to the related insurance assets. As such, effective as of closing, InTelCo has been deconsolidated from the financial results of the Company as we no longer maintain control of the entity.

The transaction was partially funded with $150 in borrowings under our U.S. commercial paper program at a weighted average interest rate of 21 basis points.

Note 3. Pro Forma Adjustments

(a)    Represents adjustments to reflect the disposition of the asbestos-related assets and liabilities of InTelCo associated with the transaction described above, including deferred tax assets, for $398 in cash. The net decrease to shareholders’ equity of $26.8 represents the estimated after-tax loss on the disposition of InTelCo as if it occurred on April 3, 2021.

(b)    The transaction was partially funded with commercial paper borrowings, with a weighted average interest rate of 21 basis points at the time of the transaction. This adjustment reflects the borrowings as if they occurred on April 3, 2021.

(c)    Represents adjustments to eliminate the operating results of InTelCo and other administrative expenses related to the management of asbestos liabilities. The year ended December 31, 2020 includes a non-recurring pre-tax gain of $28.6 and non-recurring income tax expense of $101.5 had the sale occurred on January 1, 2020. Additionally, an adjustment is made for incremental interest expense assuming the commercial paper borrowings of $150 with a weighted average interest rate of 21 basis points were outstanding during the periods presented. The tax effect was calculated using the statutory rates in effect during the periods presented.